CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 2014 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Quantum Corporation’s Annual Report on Form 10-K for the year ended March 31, 2014.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
November 7, 2014

PricewaterhouseCoopers LLP, 1300 SW Fifth Ave, Suite 3100, Portland, OR 97201
T: (971) 544 4000, F: (971) 544 4100, www.pwc.com/us